Neil Salmon – Chief Financial Officer Innophos Holdings, Inc. Seventeenth Annual Institutional Investor Forum March 18, 2013

2 Safe Harbor • During the course of this presentation, management may make forward-looking statements regarding financial performance and future events. • We will attempt to identify these statements by use of words such as expect, believe, anticipate, intend, and other words that denote future events. You should understand that, even though our forward looking statements are based on assumptions we believe are reasonable when made, they are still subject to uncertainties that could cause actual results to differ materially from those in the forward-looking statements. • We caution you to consider the important risk and other factors as set forth in the forward- looking statements section and in Item 1A risk factors in our Annual Reports on Form 10-K as filed with the U.S. Securities and Exchange Commission that could cause actual results to differ from those in the forward-looking statements as contained in this presentation. • Forward looking statements made herein are summaries of previous public disclosures, do not represent revised guidance, and we do not undertake to revise or update them from the date or dates of previous disclosure.

3 Overview Of Innophos Innovate with Phosphate • Leading international producer of performance-critical and nutritional Specialty Ingredients for Food, Beverage, Nutritional Supplements and Industrial end markets • (NASDAQ: IPHS) Listed in 2006 • 100% free float • Over a century of phosphates experience with a growing capability in other nutritional ingredients; formerly a division of Rhodia, taken private by Bain Capital in 2004 • Annual revenues $862 million (FY 2012) • Total assets: $739 million (FY 2012) • Headquartered in Cranbury, NJ with operations in U.S., Mexico, Canada and China • Approximately 1,300 employees worldwide

4 We Have Transformed Innophos Since Becoming A Public Company, Delivering > 400% TSR 2006 2013 Primarily focused on specialty ingredients for food and beverage Deleveraged balance sheet Diversified raw material supply and substantially reduced margin volatility Award winning innovation; Sales to emerging markets almost tripled Step change and sustained improvement in profitability More than doubled dividend plus $50m share buyback program Added >$50m minerals/ botanicals nutritional ingredients business

5 Attractive Industry • Customers value differentiated products • Attractive growth opportunities • High barriers to entry • Relatively stable end markets Sustainable Strategic Advantage • Excellent product & market position in North America • Fundamental repositioning of Mexico business • Industry leading supply chain • Demonstrated ability to maintain margins in inflationary raw material environment Excellent Financial Track Record • 8% Revenue CAGR over 5 years (15% in target markets) • Step change, sustainable improvement in specialty phosphate margins • ROIC more than doubled to well above WACC • Improved balance sheet and strong cashflows support future growth Our Strategic Progress, And Our Strong Market Position In An Attractive Industry Are Key To Our Success

6 Specialty Phosphates Includes 3 Product Groups with Specialty Ingredients the Primary Focus. GTSP & Other is Reported Separately Specialty Phosphates Reporting Segments Sales to Consumer Oriented Applications ~50% of Total GTSP & Other 60% Specialty Ingredients Mexico US/Canada Overview Supply Chain

Strong Record Of Revenue And EPS Growth. 2012 OI Lower On GTSP And "Catch Up" In RM Costs

($ in millions except EPS)	2007 Adjusted (1)	2008	2009 Adjusted (2)	2010 Adjusted (3)	2011 Adjusted (4)	2012 Adjusted (5)
Net Sales	$579	$935	$667	$714	$810	$862
EBITDA *% Margin*	$101 *17%*	$349 *37%* (6)	$186 *28%*	$165 *23%*	$178 *22%*	$150 *17%*
Spec. Phosphates Operating Inc. *% Margin*	*$28* *6%*	*$228* *28%*	*$145* *23%*	*$111* *17%*	*$116* *16%*	*$108* *14%*
GTSP & Other Operating Inc. *% Margin*	*$25* *36%*	*$72* *61%*	*$(10)* *(30)%*	*$5* *7%*	*$18* *18%*	*$(2)* *(2)%*
Total Op Inc. *% Margin*	$54 *9%*	$299 *32%*	$134 *20%*	$116 *16%*	$134 *16%*	$105 *12%*
Diluted EPS	($0.08)	$9.54	$3.10	$2.90	$3.81	$3.08

(1) Adjustments ($ millions pretax) - $6.3 for Pharma transaction
(2) Adjustments ($ millions pretax) - $7.1 supplier dispute settlement
(3) Adjustments ($ millions pretax) - $21.0 Mexican water duties, $10.8 call premiums & accelerated deferred financing
(4) Adjustments ($ millions pretax) - $(1.5) EBITDA and $(3.4) Operating Income for Mexican water duties and translation
(5) Adjustments ($ millions pretax) - $(3.9) EBITDA and $(4.7) Operating Income for Mexican water duties, Rhodia settlement and out of period adj., $0.5 accelerated deferred financing and interest rate premiums
(6) 2008 Margins benefited from success in achieving significant selling price increases following rise in market prices for raw materials. Increases in contract prices for raw materials largely delayed by pricing terms to 2009.

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8 Ongoing Success in the Specialty Ingredients Product Group is Key to Achieving Our Goals Specialty Ingredients Applications Mineral Fortification Deli Meat Ingredients Pharmaceutical Tablet Excipients Bakery Leavening Asphalt Modifiers Toothpaste Abrasives Seafood Water Treatment Fire Suppressant Consumer Markets Innophos Ingredients Are Typically: key to end product performance low % of end product cost We Are North American Market leader in Phosphate Ingredients Building Growing Position in Mineral & Botanical Ingredients Prime Focus Is On Consumer Oriented Applications Targeted Industrial Applications Also High Value And Growing

9 Core Acquisitions 1 Accelerate Growth In Specialty Phosphates Adjacent Acquisitions 2 Extending Product Range In Higher Growth Market Niches Innophos Acquisition Strategy Aims to Support Growth Through: • Kelatron (Oct 2011), AMT (July 2012) and Triarco (Dec 2012) adjacent acquisitions give Innophos a strong position in the attractive nutritional ingredients market • Market estimated to be growing in high single digits, with key applications including food & beverages, and dietary supplements • Kelatron has performed strongly since acquisition; combined Kelatron/AMT/Triarco represent > $50 million in revenue at similar margins to existing Specialty Ingredients

10 A Platform For Growth • Strong customer and sales channel synergy, both domestically and in emerging markets • Formulating across Phosphates, Minerals and Botanicals Strengthens Innovation • Operating Synergies Ahead Of Target With Longer Term Benefits In View • Kelatron sales up ~20% in 2012 providing early evidence of gains achievable Attractive Market Dynamics • Specialty markets growing strongly (e.g. sports nutrition) • Major food / beverage Co’s looking to strengthen nutrition offerings • Science supports benefit of Innophos nutritional ingredient range, for example: • Magnesium for bone health and general wellbeing • Calcium Phosphate beneficial for gut health • Chromium for managing glycemic response • Anticipate 6-8% long term market growth rate Acquisitions In Bioactive Minerals and Botanical Ingredients Have Built A Strong Position In Nutritional Ingredients

11 Long Term Growth Aspiration Is For 4-6% Volume Growth. 2012 Fell Short On Weak Market Conditions Growth Driver 2012 Outcome Strategic Progress Market Growth L/T Expectation 2-3% Below target • Overall demand flat to down Geographic Growth Target 1-2% Below target • Weaker export markets led to moderate export sales decline  China blend facility complete  Increase in Asia resource and tech service capability  Broadened market presence, building direct relationships • Mexico production issues resulted in reduced Mexico exports  Continued positive development of market potential for higher value Mexico produced products Innovation Growth Target 1-2% Achieved • Overall on track although growth of higher value add products below target  Broadened low sodium range  Extended Calcium offering  Strong Cal-rise growth  Early work incorporating new minerals platform  Strong INNOVALT® (Asphalt) Performance

12 We See Moderately Improved Market Conditions In 2013 and Improved Innovation and Geographic Led Growth Growth Driver Key to Success In 2013 Are: What We See – As At Year End Results Communication Market Growth Expect Flat to Marginally Improved Base Demand 1. Stable to improving market trends 2. Y/E '12 Destocking temporary 3. No weakening in demand in 2H as seen in 2011 and 2012  External indicators stable/improving  January recovered strongly  Too early for view beyond 1Q Geographic Growth Aim to achieve 1-2% target 1. Improved base demand 2. China production license obtained 3. Improved Mexico production reliability  Exports also strong in January  On track for end 1Q / early 2Q  Significant progress made, some risk of short term disruption remains, but will be reduced by continued plant upgrades, with key improvements planned in 1H13 Innovation Growth Aim to achieve 1-2% target 1. Better traction on low sodium range 2. Improved success with customer projects  Improved growth seen in 2H 2012  Increased project pipeline, realigned resource

2012: RM Cost Catch Up and Weaker Market Demand Reduced Spec Phos OI. 2013: Organic Growth, FY Benefit Of Acquisitions, And Continued Productivity Focus Expected To Drive OI Growth And Moderate OI Margin Improvement

Operating Income Drivers	2012 OI Impact	2013 Estimated Impact on OI
Organic Volume effects	1% organic volume decline unfavorable to Operating Income	Estimated growth at low end of 4-6% long term target range, expected favorable to OI and margins
Acquisitions	$21m revenue from acquisitions but neutral to OI after including $3m for various acquisition related one-time costs	Further ~5% total revenue growth from full year benefit of acquisitions, with above average EBITDA margins. Partially offset by remaining ~$1m of acquisition related one time costs.
Selling Price less Raw Material Inflation	$(8)m: Selling price increases achieved in 2011, ahead of RM Inflation being fully realized in 2012 COGS	$ (6)m: One more quarter of this effect seen 1Q13 vs. 1Q12
D&A Step Down	$2m: On assets fully depreciated in Mexico, partially offset by ERP depreciation in US	$ 7m ($4.5m for Specialty Phosphates): lower depreciation on reaching end of amortization period for stepped up asset values, partially offset by amortization on acquisitions

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GTSP & Other Income Fell In 2012 As Business Was Disadvantaged By Fertilizer Pricing Trends

2012


22%
Mexico Specialty Phosphates
66%
US & Canada Specialty Phosphates
12%

12% Of The Innophos Portfolio

Granular Triple Super Phosphate (GTSP) Market Update

- GTSP & Other primarily includes revenue on sales of our fertilizer co-product
- This segment sees demand and pricing more closely linked to overall phosphate fertilizer market conditions. End fourth quarter and beginning first quarter usually weaker seasonally
- Innophos margins typically advantaged in inflationary market conditions with raw material cost increases lagging changes in fertilizer market prices by 3+ months. Similarly, margins can be disadvantaged during deflationary market conditions
- GTSP margin volatility greatly reduced by restructuring raw material contracts and shortening the lag period before raw material costs adjust to reflect changed market prices

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Strong balance sheet improvement 2007 to 2011. 2012 reflects success with bolt on acquisitions

($ in millions)	2007	2008	2009	2010	2011	2012
Gross Debt	$385	$383	$246	$149	$152	$176
Net Debt	$369	$257	$114	$85	$117	$149
Stockholders' Equity	$45	$243	$295	$331	$393	$444
ROIC (1)	6%	46%	20%	18%	20%	14%

- **$246 million of notes redeemed in 2010 with on hand cash and new $225 million five year bank credit facility; annualized interest expense improved by $17 million ($.47 per share) as of 4Q10**
- **Bank credit facility amended and restated in 4Q12 to reduce interest rates by 75 basis points, increase capacity by $100 million and extend term an additional 2 years to 2017. $100 million of LIBOR exposure swapped for 5 years at 0.9475%.**

(1) 2009-2012 calculations adjusted for the effects of the previously noted charges for the pharma transaction, supplier dispute settlement, Mexican water duties and translation, Rhodia settlement, call premiums, accelerated deferred financing and out of period adjustments; invested capital based on rolling 5 quarter average

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16 Capital Allocation 4Q12 dividend increased 30% to $0.35/sh, steady increase expected going forward; 150k shares repurchased in 3Q12, program to continue, at a minimum offsetting annual dilution from LTIP grants Capital Expenditure expected to average ~ $40 million through 2015 ($33 in 2012) ROIC targeted to improve through 2015 Bolt-on Acquisitions targeted to double organic growth rate 3 Dividend Increases in 2 Years, More Than Doubling Rate, Primary Focus Remains on Investing to Support Growth

17 We Are Proud of Our Track Record Since Becoming a Public Company, But Our Focus Is On The Future: We are targeting growth through product innovation and geographic expansion, organically and through acquisition We aim to maintain and improve our margins through the value of our products and the strength of our business mix We will further strengthen our already attractive strategic position particularly by continuing to enhance our industry leading supply chain We expect continued strong cash flow supporting growth investment as well as cash returns to shareholders All Of Which We Believe Creates A Compelling Case For Investing In Innophos 1 2 3 4

March 18, 2013